Exhibit 10.10(a)

AMENDMENT NO. 1
TO
SECOND AMENDED AND RESTATED MANAGEMENT AGREEMENT

This Amendment No. 1 to the Second Amended and Restated Management Agreement is dated as of November 7, 2013 (this “Amendment”) and is by and among Resource Capital Corp., a Maryland corporation (the “Company”), Resource Capital Manager, Inc., a Delaware corporation (the “Manager”), and Resource America, Inc., a Delaware corporation (“Resource America”).

W I T N E S S E T H:
WHEREAS, the Company, the Manager and Resource America are parties to that certain Second Amended and Restated Management Agreement dated as of June 14, 2012 (the “Agreement”);
WHEREAS, Section 21 of the Agreement provides that the Agreement may only be amended by an agreement in writing signed by the parties to the Agreement;
Now, Therefore, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto hereby agree as follows. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

Section 1.	Amendments to Section 1 of the Agreement
The following Section 1(d) is hereby added to the Agreement and the existing sections 1(d) through 1(ii) shall be renumbered as 1(e) through 1(jj):
(d)     “Ancillary Operating Subsidiary” means one or more Subsidiary, including a TRS and its subsidiaries, that is an operating entity principally engaged in the evaluation, underwriting, origination, servicing, holding, trading and financing of loans, securities, investments and credit products other than commercial real estate loans.

Section 2.	Amendment to Section 3 of the Agreement
Section 3(a) is hereby amended to add the following sentence after the end thereof:
(a)    Notwithstanding the foregoing or anything else in this Agreement to the contrary, an Ancillary Operating Subsidiary shall, with the approval of a majority of the Independent Directors, directly incur and pay all of its own operating costs and expenses, including without limitation, compensation of employees of such Ancillary Operating Subsidiary and reimbursement of any compensation costs incurred by the Manager for personnel principally devoted to such Ancillary Operating Subsidiary.

Section 3.	Amendment to Section 9 of the Agreement
Section 9(t) is hereby amended by adding the words “penultimate and” after the words “described in the” and prior to the words “final sentence” in such Section 9(t).

Section 4.	Amendment to Section 19 of the Agreement
Section 19(b) and 19(c) are hereby amended by deleting the words “2005 Market Street, 15th Floor” and replacing them with the words “1845 Walnut Street, 18th Floor”.

Section 5.	Execution in Counterparts
This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

[Signature page follows]

In Witness Whereof, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.
RESOURCE CAPITAL CORP.

By:    /s/ David J. Bryant
Name:    David J. Bryant
Title:    Senior Vice President and Chief
Financial Officer

RESOURCE CAPITAL MANAGER, INC.

By:    Michael S. Yecies
Name:    Michael S. Yecies
Title:    Senior Vice President, Chief Legal
Officer and Secretary

RESOURCE AMERICA, INC.

By:    Jeffrey F. Brotman
Name:    Jeffrey F. Brotman
Title: Executive Vice President

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